Exhibit 99.1

News Release

IBIS TECHNOLOGY ADJOURNS SPECIAL MEETING OF STOCKHOLDERS UNTIL FRIDAY, JANUARY 30, 2009

DANVERS, Mass., January 21, 2009—Ibis Technology Corporation (IBIS.PK), today announced that it adjourned its Special Meeting of Stockholders previously scheduled for today and will reconvene on Friday, January 30, 2009 at 11:00 a.m. local time at the Company’s offices at 32 Cherry Hill Drive, Danvers, Massachusetts.  The meeting was adjourned a second time because the Company still had not received sufficient shareholder votes to act on the matters set forth in the Proxy Statement for such Special Meeting of Stockholders.

About Ibis Technology

Headquartered in Danvers, Massachusetts, Ibis Technology Corporation is a leading provider of oxygen implanters for the production of SIMOX-SOI (Separation-by-Implantation-of-Oxygen Silicon-On-Insulator) wafers for the worldwide semiconductor industry.  Information about Ibis Technology Corporation and SIMOX-SOI is available on the Ibis web site at www.ibis.com.

Company Contact:

William J. Schmidt

CFO & Treasurer

Ibis Technology Corporation

Phone: (978) 777-4247

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